                                                                                                                        Exhibit 2(a)(2)

                                                            AMENDMENT No. 1
                                                                to the
                                               AMENDED AND RESTATED DECLARATION OF TRUST
                                                                  of
                                                 OPPENHEIMER SENIOR FLOATING RATE FUND

         This Amendment Number 1 is made as of August 27, 2002 to the Amended and Restated  Declaration of Trust of Oppenheimer  Senior
Floating Rate Fund (the "Trust"),  dated as of August 13, 1999, by and among the  individuals  executing  this  Amendment  below as the
Trustees of the Trust.

         WHEREAS,  the Trustees  established  Oppenheimer  Senior Floating Rate Fund as a trust fund under the laws of the Commonwealth of  Massachusetts,  for the investment and reinvestment of funds contributed  thereto,  under a Declaration of Trust dated May 27, 1999 as amended and restated August 13, 1999;

         WHEREAS,  the Trustees,  acting pursuant to Section 11 of ARTICLE NINTH,  of the Trust's  Amended and Restated  Declaration of
Trust dated  August 13,  1999,  desire to change the  registered  agent of the Trust as  established  under the  Amended  and  Restated
Declaration of Trust dated August 13, 1999;

         NOW, THEREFORE, the Trust's Amended and Restated Declaration of Trust is amended as follows:

         Article FIRST of the Trust's  Amended and Restated  Declaration  of Trust is amended by changing the  registered  agent of the
Trust as follows:

               The Registered Agent of Service for Process is CT Corporation System, 101 Federal Street, Boston, MA 02110.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 27th day of August, 2002.

/s/ William L. Armstrong                                      /s/ James C. Swain
------------------------                             ------------------------
William L. Armstrong                                                   James C. Swain
11 Carriage Lane                                              10040 East Happy Valley Road
Littleton, Colorado  80121                                    Lot 63
                                                                       Scottsdale, Arizona  85259

/s/ Robert G. Avis                                                     /s/ F. William Marshall Jr.
------------------------                             -------------------------
Robert G. Avis                                                F. William Marshall Jr.
1706 Warson Estates Drive                                     63 South Road
St. Louis, Missouri  63124                                    Chebeague Island, Maine 04017

/s/ George C. Bowen                                                    /s/ John V. Murphy
------------------------                             --------------------------
George C. Bowen                                               John V. Murphy
9224 Bauer Court                                              43 Jonquil Lane
Lone Tree, Colorado 80124                                     Longmeadow, Massachusetts  01106

/s/ Edward Cameron
------------------------
Edward Cameron
Spring Valley Road
Morristown, New Jersey  07960

/s/ Jon S. Fossel
------------------------
Jon S. Fossel
810 Jack Creek Road
Ennis, Montana 59729

/s/ Sam Freedman
------------------------
Sam Freedman
355 Adams Street
Denver, Colorado 80206

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